Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Short Duration Fund:

We consent to the use of our report dated September 18, 2013, with respect to the financial statements and financial highlights of Oppenheimer Short Duration Fund, incorporated by reference herein, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP

KPMG LLP

Denver, Colorado
November 22, 2013